                                        [LETTERHEAD]

                                       December 24, 1996

Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, CA 94080

Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-3 to be filed by Shaman Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on December 24, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

            We have examined originals or copies of (i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company;
(iii) certain resolutions of the Board of Directors of the Company; and (v) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

            We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all such documentation submitted to us as copies and the truthfulness of all statements of facts contained therein. Based on the foregoing and subject to the limitations set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable shares of the Common Stock.

            The foregoing opinion is based on and limited to the General Corporation Law of the State of Delaware and the relevant federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Shaman Pharmaceuticals, Inc.                                 December 24, 1996
                                                                        Page 2

            We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP

                                          BROBECK, PHLEGER & HARRISON LLP